UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2024

Clever Leaves Holdings Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39820	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bodega 19-B Parque Industrial Tibitoc P.H, Tocancipá - Cundinamarca, Colombia	N/A
(Address of principal executive offices)	(Zip Code)

(561) 634-7430
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common shares without par value	CLVR	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for 1/30th common share at an exercise price of $11.50	CLVRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 24, 2024, the Board of Directors (the “Board”) of Clever Leaves Holdings Inc. (the “Company”) approved the voluntary delisting of the Company’s common shares, without par value (the “common shares”) and warrants, each exercisable for 1/30th common share at an exercise price of $11.50 (the “Warrants” and together with the common shares, the “Securities”), from The Nasdaq Stock Market LLC (“Nasdaq”) and the deregistration of the Company’s Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board’s decision comes as part of its evaluation of internal and external options and is the product of careful review and careful consideration of a number of factors, including, but not limited to, the Company’s previous and likely future non-compliance with the continued listing requirements of Nasdaq that would eventually result in delisting of the Securities by Nasdaq and the required personnel resources and the high costs relating to Exchange Act and Nasdaq disclosure and reporting requirements and related regulatory burdens, which have resulted and would continue to result in significant operating expense.

On April 26, 2024, the Company notified Nasdaq of its intention to voluntarily delist its Securities. The Company intends to file with the Securities and Exchange Commission (“SEC”) a Form 25 on or about May 6, 2024 to effect the delisting from Nasdaq and the deregistration of the Securities under Section 12(b) of the Exchange Act. As a result, the Company expects the last day of trading of its Securities on Nasdaq will be on or about May 16, 2024. Upon the effectiveness of the Form 25, the Company also intends to file a Form 15 with the SEC on or about May 16, 2024 to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act and deregister its Securities under Section 12(g) of the Exchange Act.

As a result of the filing of the Form 15, the Company’s obligation to file certain Exchange Act reports and forms with the SEC, including Forms 10-K, 10-Q, and 8-K, will cease. Other filing requirements will terminate upon the effectiveness of the deregistration. The Company expects that the deregistration of its Securities will become effective 90 days after the filing of the Form 15 with the SEC.

Item 7.01 Regulation FD Disclosure.

On April 26, 2024, the Company issued a press release regarding the matter disclosed in Item 3.01 above. A copy of the press release is furnished as an exhibit hereto and is incorporated into this Item 7.01 by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements within the meaning of United States federal securities laws. You should not place undue reliance on such statements because they are subject to numerous risks and uncertainties which are difficult to predict and many of which are beyond the Company’s control and could cause the Company’s actual results to differ from the forward-looking statements. Factors that could cause actual future results to differ materially from current expectations include, but are not limited to, (i) our ability to file a Form 25 and the timing of such filing, (ii) the last trading day of our securities on Nasdaq, (iii) our ability to file a Form 15 and the timing of such filing, (iv) the timing of the effectiveness of the Form 15, (v) the Company’s cost savings as it relates to “going dark,” (vi) the Company’s ability to minimize its high costs relating to Exchange Act and Nasdaq disclosure and reporting requirements and related regulatory burdens, and (vii) other important factors that are described in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent periodic reports filed with the SEC. These statements are often, but not always, made through the use of words or phrases such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “opportunity,” “outlook,” “pipeline,” “plan,” “predict,” “potential,” “projected,” “seek,” “seem,” “should,” “will,” “would” and similar expressions (or the negative versions of such words or expressions). The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes and new developments except as required by law or regulation.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Clever Leaves Holdings Inc., dated April 26, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clever Leaves Holdings Inc.

By:	/s/ Andres Fajardo
Name:	Andres Fajardo
Title:	Chief Executive Officer

Date: April 26, 2024

2